Exhibit 10.1

AMENDMENT NO. 3 TO MANUFACTURING SERVICES AGREEMENT

This Amendment No. 3 to Manufacturing Services Agreement (this “Amendment”) is made as of September 12, 2012 (the “Effective Date”) and amends certain portions the Manufacturing Services Agreement (the “Agreement”), dated as of February 1, 2006 and amended as of June 19, 2008 and October 1, 2008, by and between Somaxon Pharmaceuticals, Inc. (“Somaxon”) and Patheon Pharmaceuticals Inc. (“Patheon”).

RECITALS

A. The Agreement sets forth certain rights and obligations of each of the parties relating to supply of Products to Somaxon by Patheon; and

B. The parties now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Construction. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Amendment to Agreement.

(a) The first paragraph of Section 2.1 of the Agreement shall be amended and restated to read in its entirety as follows:

“During the term of this Agreement, Patheon shall manufacture and supply, in accordance with the provisions of this Agreement, all quantities of the Products ordered by the Client consistent with Article 5, and shall provide such Manufacturing Services for the Territory for the fees specified in Schedules C and D. The Client shall purchase at least (i) 75% of its requirement of Products of between 0 – 80 million tablets per Year; and (ii) 50% of its requirement of Products of greater than 80 million tablets per Year, for sale in the Territory from Patheon pursuant to the terms of this Agreement; provided, however, that such requirement shall expire on July 31, 2013, with the Year 2013 for this purpose being deemed to run from January 1, 2013 through July 31, 2013. In providing the Manufacturing Services, the Client and Patheon agree that:”

(b) Section 10.2(c) of the Agreement is deleted in its entirety and replaced with the following:

“(c) Maximum Liability: Except as set forth in Sections 10.2(a) and 10.3, and excluding Patheon’s liability for replacement Product under Article 6, Patheon’s maximum liability under this Agreement for any reason whatsoever, shall not exceed in a Year, in the aggregate, 20% of the purchase price for Product arising from Firm Orders submitted in such Year up to a cap of $300,000.”

(c) Schedule E (ACTIVE MATERIALS & ACTIVE MATERIALS SUPPLIER) of the Agreement is deleted in its entirety and is replaced with the attached Revised Schedule E.

3. Effect of Amendment; Conflicts. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect. If there is any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control.

4. Further Assurances. The parties agree to execute such further instruments, agreements and documents and to take such further actions as may reasonably be necessary to carry out the intent of this Amendment.

5. Counterparts. This Amendment may be executed in any number of counterparts, each which shall be deemed an original, and all of which together shall constitute one instrument.

6. Entire Agreement. This Amendment, together with the Agreement and the documents referenced herein and therein, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SOMAXON PHARMACEUTICALS, INC.

By:	/s/ Brian T. Dorsey

Name:	Brian T. Dorsey

Title:	SVP, Regulatory Affairs and
Technical Operations

PATHEON PHARMACEUTICALS INC.

By:	/s/ Francis P. McCune

Name:	Francis P. McCune

Title:	Secretary

REVISED SCHEDULE E (Amendment 3 to MSA)

ACTIVE MATERIALS & ACTIVE MATERIALS SUPPLIER

Active Material	Supplier	Active Materials Reimbursement Value
Doxepin HCl	Teva Pharmaceutical Industries. Ltd or its affiliate•	The lesser of the current actual cost per kg. of Active Materials from the Supplier or $400 per kg., up to a maximum aggregate amount per Year of 10% of the purchase price for Product arising from Firm Orders submitted during the Year up to a cap of $100,000 per Year. If at any time the actual cost of Active Materials exceeds $400 per kg., the parties will reasonably agree on a new per kg. value to reflect the actual cost of Active Materials and a new maximum aggregate amount per Year.